Exhibit 10.29
AMENDMENT NO. 1 TO
RESTRICTED STOCK AWARD AGREEMENT
     This is an Amendment dated as of February 13, 2008 (the “Amendment”) to the Restricted Stock Award Agreement (as hereinafter defined) by and between SELECT MEDICAL HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and PATRICIA A. RICE, an individual (the “Participant”).
Background
     A. The Company’s wholly-owned subsidiary, Select Medical Corporation (the “Employer”), and the Participant executed and delivered that certain Employment Agreement dated as of March 1, 2000, that certain Amendment No. 1 to Employment Agreement dated as of August 8, 2000, that certain Amendment No. 2 to Employment Agreement dated as of February 23, 2001, that certain Amendment No. 3 to Employment Agreement dated as of December 10, 2004, that certain Amendment No. 4 to Employment Agreement dated as of February 24, 2005, that certain Amendment No. 5 to Employment Agreement dated as of April 27, 2005, and that certain Amendment No. 6 to Employment Agreement dated as of February 13, 2008 (as amended, the “Employment Agreement”), all of the terms and provisions of which are incorporated herein by reference and made a part hereof.
     B. The Company has adopted that certain 2005 Equity Incentive Plan (as amended, restated or otherwise modified from time to time, the “Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part hereof.
     C. The Company and the Participant executed and delivered that certain Restricted Stock Award Agreement, dated as of November 8, 2005 (the “Agreement”), pursuant to which the Company awarded and issued to the Participant, 6,538,361 shares of the Common Stock of the Company, par value $0.001 per share (the “Restricted Stock”), subject to the terms of the Plan and the Agreement.
     D. The Company and the Participant now desire to amend the Agreement as hereinafter provided. Accordingly, and intended to be legally bound hereby, the Company and the Participant agree as follows:
Agreement
     1. The heading to Section 6 of the Agreement is hereby amended and restated as follows: “Acceleration of Vesting Upon Change of Control, IPO or Other Events”.
     2. The following new subsection 6(c) is hereby added to the Agreement after subsection 6(b) thereof:

          “(c) If during the course of the Participant’s employment with Select Medical Corporation (“Select”), the Participant shall die, become Disabled (as that term is defined in the Plan) or be terminated by Select without cause (as that term is defined in the “Employment Agreement”), then all Restricted Periods shall terminate and all the Restricted Stock shall be vested in full and all limitations on the Restricted Stock set forth in this Agreement shall automatically lapse.”
     3. Except as amended hereby, the Agreement shall continue in effect in accordance with its terms.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Restricted Stock Award Agreement as of the date first above written.

SELECT MEDICAL HOLDINGS CORPORATION
By:	/s/ Robert A. Ortenzio
Robert A. Ortenzio,
Chief Executive Officer

/s/ Patricia A. Rice
Patricia A. Rice